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                                                                   EXHIBIT 10.17

                               [UBID LETTERHEAD]

Thomas E. Werner
uBid, Inc.
2525 Busse Road
Elk Grove Village, IL 60007

     Re: Confirmation of Severance Benefits

Dear Tom:

This letter is to confirm your severance arrangement with uBid, Inc. (the "Company) and the effect on your stock options of a "Sale" or "Merger" (as defined below).

You shall be entitled to receive a payment equal to three months base salary, along with all Accrued Compensation (as defined below), in the event that your employment is terminated without Cause. For this purpose, "Cause" shall mean (i) fraud, misappropriation, embezzlement, or engagement by you in willful misconduct that is materially injurious to the Company (no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company and its affiliates); (ii) conviction of a felony or gross misdemeanor; (iii) breach of fiduciary duty;
(iv) failure, neglect, or refusal by you to perform your duties in any material respect; (v) misfeasance or incompetence by you in any material respect; (vi) your failure to follow the reasonable instructions of the Board of Directors of the Company; or (vii) any habitual use of illegal drugs and/or abuse of alcohol by you; provided, however, that as to alcohol abuse, you shall be given notice and a thirty (30) day opportunity to remedy the problem.

"Accrued Compensation" means an amount which shall include all amounts earned or accrued through the termination date but not paid as of the termination date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by you on behalf of the Company during the period ending on the date of termination, (iii) vacation pay and (iv) bonuses and incentive compensation.

The severance pay and benefits provided for in this letter shall be in lieu of any other severance or termination pay to which you may have been entitled under any Company severance or termination plan, program, practice or arrangement.

You shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by you as a result of employment by another employer or by retirement benefits after the termination date, or otherwise.
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In the event of a "Sale" or "Merger" (as such terms are defined in your October
19, 1998 Stock Option Agreement with the Company) any outstanding and unvested options you hold to purchase the Company's common stock shall become vested in full immediately prior to such "Sale" or "Merger".

Nothing in this Agreement shall prevent or limit your continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which you may qualify, and nothing herein shall limit or reduce such rights as you may have under any other agreements with the Company (except for any severance or termination agreement). Amounts that are vested benefits or that you are otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

"Company" shall mean the Company as hereinbefore defined and any successor or assign.

No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by you and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.


Sincerely,                        Accepted:

UBID, INC.                        /s/ Thomas E. Werner          August 16, 1999
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By: /s/ Gregory K. Jones          Name:  Thomas E. Werner
    Gregory K. Jones
    President of uBid, Inc.